UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2017 (December 15, 2017)

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Lease Acquisition Agreement

On December 18, 2017 (the “Execution Date”), PetroQuest Energy, L.L.C. (“PQLLC”), a direct subsidiary of PetroQuest Energy, Inc. (the “Company”), entered into a Lease Acquisition Agreement (the “Acquisition Agreement”), with Navitas Oil & Gas, LLC (“Navitas”), pursuant to which PQLLC agreed to acquire all of Navitas’ right, title and interest in and to certain leases and rights to acquire leases (the “Acquired Leasehold Interests”) in a certain geographical area covering approximately 24,600 gross acres of the Austin Chalk formation located in central Louisiana. In connection with the acquisition of the Acquired Leasehold Interests, (i) PQLLC will pay up to approximately $18.8 million in cash (consisting of (A) approximately $7.0 million of payments previously made by PQLLC to Navitas with respect to certain leases, (B) approximately $1.4 million to be reimbursed by PQLLC to Navitas with respect to certain leases for lease bonus payments, (C) approximately $3.4 million to be paid by PQLLC as additional lease bonus payments under certain leases and (D) approximately $7.0 million to be paid by PQLLC to Navitas with respect to certain leases, of which $0.6 million will be paid in 2018); and (ii) the Company will issue 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001. The cash payments will be funded using $8.75 million in proceeds from the sale of certain of the Company’s water disposal assets in East Texas (as discussed below) and approximately $6 million of cash on hand. Pursuant to the Acquisition Agreement, the remainder of the cash payments that are payable to Navitas in 2017 and the Shares issuable to Navitas are to be delivered to Navitas within three business days of the Execution Date. The remainder of the cash payments due under the Acquisition Agreement, which include $0.6 million to be paid to Navitas and approximately $3.4 million to be paid under certain leases, in each case, during 2018, are expected to be funded through customary arrangements with industry partners.

In addition, pursuant to the Acquisition Agreement, Navitas has agreed to attempt to obtain additional leases in an agreed contract area for a period of six months after the Execution Date, which period may be extended for an additional six months at the option of PQLLC. Further, if Navitas acquires additional leases within an agreed area of mutual interest, Navitas will offer such leases to PQLLC.

Consent under the Company’s Multidraw Term Loan Agreement

On December 18, 2017, PQLLC and the Company entered into a consent (the “Consent”) with the lenders under their Multidraw Term Loan Agreement dated as of October 17, 2016 (as amended, the “Loan Agreement”). Under the terms of the Consent, the lenders under the Loan Agreement agreed, subject to the conditions and limitations with respect to payment amounts specified in the Consent, to consent to the acquisition of the Acquired Leasehold Interests pursuant to the Acquisition Agreement, notwithstanding the $2 million cap on ordinary course acquisitions of oil and gas properties in the Loan Agreement. Such $2 million cap will be deemed fully used in connection with the acquisition of the Acquired Leasehold Interests pursuant to the Acquisition Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Acquisition Agreement and the acquisition of the Acquired Leasehold Interests is incorporated by reference into this Item 2.01.

Item 3.02	Unresgistered Sales of Equity Securities

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the issuance of the Shares to Navitas pursuant to the terms of the Acquisition Agreement is incorporated by reference into this Item 3.02. No finders’ fees or commissions will be paid to any party in connection with the issuance of the Shares. The Shares will be issued by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On December 18, 2017, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with a holder of its outstanding 10.00% Second Lien Senior Secured Notes due 2021 (the “Notes”). Pursuant to the Exchange Agreement, the holder will exchange (the “Exchange”) $4.75 million aggregate principal amount of the Notes for 2,240,000 shares (the “Exchange Shares”) of the common stock, par value $0.001, of the Company. The issuance of the Exchange Shares in the Exchange will be exempt from registration under the Securities Act, pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act. The closing of the transactions contemplated by the Exchange Agreement are conditioned upon the receipt by the Company of the unconditional approval of the New York Stock Exchange to the listing of the Exchange Shares on the New York Stock Exchange. No finders’ fees or commissions will be paid to any party in connection with the issuance of the Exchange Shares.

Item 7.01	Regulation FD Disclosure.

On December 20, 2017, the Company issued a news release announcing the acquisition of the Acquired Leasehold Interests. A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 20, 2017, the Company posted presentation materials about the acquisition of the Acquired Leasehold Interests on the “Investors – Events & Presentations” section of its website at www.petroquest.com. Information on the Company’s website or any other website is not incorporated by reference in this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K. The presentation materials are attached hereto as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events

On December 15, 2017, PQLLC entered into (i) a Purchase and Sale Agreement (the “SWD Purchase Agreement”), for the sale and transfer by PQLLC of certain water disposal assets located in Panola County, Texas and (ii) a Gathering Services Agreement (Produced Water) (the “Gathering Agreement”), which provides for, among other things, PQLLC’s dedication and commitment to deliver minimum water volumes to the counterparty, for which PQLLC will pay the counterparty those fees specified in the agreement, for an aggregate purchase price under the SWD Purchase Agreement and the Gathering Agreement of $8.75 million.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated December 20, 2017.

99.2	Louisiana Austin Chalk Acquisition Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer